LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I,   John Granato the undersigned, of 2822
River Road(address), City of  Maumee, County of  Lucas, State of Ohio, hereby make, constitute and appoint each of Mary J. Schroeder, James C. Burmeister, and
Russell J. Mitchell each of The Andersons, Inc., 480 W. Dussel Drive, Maumee,
Ohio 43537,  my true and lawful limited attorney-in-fact for me and in my name, place and stead,  giving severally unto said Mary J. Schroeder, James C.
Burmeister, and Russell J. Mitchell  full power individually to (i) execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended,  and (ii) execute and deliver any and all exercise orders, certificates, commitments and other agreements necessary or appropriate in connection with any exercise of my stock options for shares in The Andersons,
Inc., do any and all other acts to effectuate the foregoing, and execute and submit all SEC filings necessary or appropriate in connection therewith, in connection with my beneficial ownership of equity securities of The Andersons,
Inc., or  options for such equity securities.
	The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
	This Power of Attorney shall at all time be binding with respect to all actions taken by the attorney-in-fact in accordance with the terms of the Power of
Attorney. The Power of Attorney shall begin on the date of execution noted below and shall lapse and cease to have any effect on the date of the undersigned's termination of employment or separation from service as member of the Board, or upon any earlier written revocation of the Power of Attorney by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 21st day of January, 2015.

                                             ___John Granato_______
						(Signature)

State of Ohio)
			    )  ss
County of Lucas)

	On this 21st day of January 2015 before me a notary public in and for said state, personally appeared John Granato, to me personally known, who being duly sworn, acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.


                                                        		Ashley P. Brooks
				        NOTARY PUBLIC

My Commission Expires:
10/23/2016